Exhibit 10.6

EXECUTION VERSION

NM MARIPOSA HOLDINGS, INC.

MANAGEMENT EQUITY INCENTIVE PLAN

Effective October 25, 2013

NM MARIPOSA HOLDINGS, INC.

MANAGEMENT EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

The Plan is established in connection with the merger (the “Merger”) of Neiman Marcus Group LTD Inc., a Delaware corporation, with Mariposa Merger Sub LLC, a Delaware limited liability company, to become a subsidiary of the Company.  The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors stock-based incentives in the Company to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1          “Acquisition Event” means any transaction that results in the acquisition of all or substantially all of the Company’s outstanding common stock by a Person other than Ares or CPPIB whether by merger, consolidation or sale of all or substantially all of the common stock of the Company, or the sale or Transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole to a Person other than Ares or CPPIB.  The occurrence of an Acquisition Event shall be determined by the Committee.

2.2          “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  No Person shall be deemed to be an Affiliate of another Person solely by virtue of the fact that both Persons own shares of the capital stock of the Company.

2.3          “Applicable Agreement” means with respect to any Participant, an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company (or an Affiliate of the Company) and the Participant at the time of the grant of the applicable Award that defines “cause” (or words of like import); provided, that with regard to any agreement under which the definition of “cause” only applies upon an occurrence of a change in control, such agreement shall not be an Applicable Agreement until a change in control actually takes place and then only with regard to a termination thereafter.

2.4          “Ares” means Ares Corporate Opportunities Fund III, L.P., Ares Corporate Opportunities Fund IV, L.P. or any of their respective Affiliates.

2.5          “Award” means any award under the Plan of any Stock Option, any Restricted Stock or any Other Stock-Based Award.  All Awards shall be subject to the terms of an agreement executed by the Company and the Participant.

2.6          “Board” means the Board of Directors of the Company.

2.7          “Business” means, at any time of determination, (a) retailing (including through department stores) luxury, premium, multi-branded or specialty branded apparel or other consumer goods, (b) any business or activity then conducted by the Company or any Subsidiary, and (c) any business that the Company or any Subsidiary has a bona fide intention to conduct and of which the Participant is aware at such time.

2.8          “Bylaws” means the Bylaws of the Company, as amended from time to time.

2.9          “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy: (a) in the case where there is no Applicable Agreement, termination due to: (i) the Participant’s (x) being indicted for or charged with a felony under applicable law or (y) conviction of, or plea of guilty or nolo contendere to a misdemeanor where imprisonment is imposed (other than for a traffic-related offense); (ii) perpetration by the Participant of (x) an illegal act, dishonesty, or fraud that could cause economic injury to the Company or any Subsidiary or (y) any act of moral turpitude; (iii) the Participant’s insubordination or refusal to perform his or her duties or responsibilities (for any reason other than illness or incapacity) or unsatisfactory performance of his or her duties or responsibilities, for the Company or any Subsidiary; (iv) the Participant’s failure to perform his or her duties after the Participant has been given written notice and an opportunity of at least ten business days to effectuate a cure, if curable, as determined by the Committee; (v) the Participant’s willful misconduct or gross negligence with regard to the Company or any Subsidiary after the Participant has been given written notice and at least ten business days to effectuate a cure, if curable; (vi) the Participant’s unlawful appropriation of a material corporate opportunity; or (vii) the Participant’s breach of any agreement with the Company or any of its Affiliates, including  any confidentiality or other restrictive covenant agreement entered into between the Participant and the Company or any of its Affiliates, after the Participant has been given written notice at least ten business days to effectuate a cure, if curable, or (b) in the case where there is an Applicable Agreement, “cause” as defined under such agreement.  With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.10        “Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended from time to time.

2.11        “Change in Control” means, unless otherwise determined by the Committee in the applicable Award agreement:

(a)           the acquisition (including any acquisition through purchase, reorganization, merger, consolidation or similar transaction), directly or indirectly, in one or more transactions by a Person (other than a Permitted Holder) of beneficial ownership of securities representing 50% or more of the total voting power of the Voting Securities or the Operating Company Securities, in each case calculated on a fully diluted basis after giving effect to such acquisition, other than an acquisition, after which the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board;

(b)           after the completion of an Initial Public Offering, any election has occurred of Persons to the Board that causes two-thirds of the Board to consist of Persons other than (i) members of the Board on the Effective Date, (ii) Persons who were nominated for election as members of the Board at a time when two-thirds of the Board consisted of Persons who were members of the Board on the Effective Date and (iii) Persons who were designated for election as members of the Board pursuant to the Stockholders Agreement;  provided, that any Person nominated for election by a Board at least two-thirds of whom constituted Persons described in clause (i), (ii) or (iii) or by Persons who were themselves nominated by such board shall, for this purpose, be deemed to have been nominated by a Board composed of Persons described in clause (i);

(c)           a complete liquidation or dissolution of the Company; or

(d)           the sale or other disposition (including by means of a merger or consolidation), directly or indirectly, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Person at least 50% of whose voting securities, measured by voting power rather than number of securities, are owned by one or more Permitted Holders.

Notwithstanding the foregoing, unless the Committee provides otherwise in an Award agreement, the completion of an Initial Public Offering shall not be considered a Change in Control.

2.12        “Chief Executive Officer” means the chief executive officer of the Company.

2.13        “Class A Common Stock” means the Class A Common Stock of the Company, par value $0.001 per share.

2.14        “Class B Common Stock” means the Class B Common Stock of the Company, par value $0.001 per share.

2.15        “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.16        “Committee” means (a) prior to a Registration Date, a committee or subcommittee of the Board appointed from time to time by the Board, and (b) following a Registration Date, a committee or subcommittee of the Board appointed from time to time by the

Board that may consist solely of two or more “non-employee directors” as defined in Rule 16b-3, to the extent required by applicable stock exchange rules, who are “independent” as defined under applicable stock exchange rules; provided, that if the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance shall not affect the validity of grants, interpretations or other actions of the Committee.  With respect to the application of the Plan to Non-Employee Directors, the Committee shall mean the Board.  If and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board and all references herein to the Committee shall be deemed references to the Board.

2.17        “Common Stock” means the Class A Common Stock, the Class B Common Stock, and any other common stock of the Company.

2.18        “Company” means NM Mariposa Holdings, Inc., a Delaware corporation, and its successors by operation of law.

2.19        “Consultant” means any natural Person who (a) provides bona fide consulting or advisory services to the Company or any of its Affiliates pursuant to an agreement with the Company or any of its Affiliates, which services are not in connection with the offer and sale of securities in a capital-raising transaction, and (b) who does not, directly or indirectly, promote or maintain a market for the Company’s or any of its Affiliates’ securities.

2.20        “control” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and words such as “controlled” and “controlling” have meanings correlative to the foregoing.

2.21        “Covered Area” means anywhere the Company or any of its Affiliates (i) does business or (ii) is actively planning to do business, in either case prior to or as of the Participant’s Termination.

2.22        “CPPIB” means Canada Pension Plan Investment Board or any of its Affiliates.

2.23        “Detrimental Activity” means,

(a)           any activity while employed by, or performing services for, the Company or any of its Affiliates that results, or if known could reasonably be expected to result, in the Participant’s Termination for Cause;

(b)           a material breach of any agreement between the Participant and the Company (or an Affiliate of the Company), after the Participant has been given written notice at least ten business days to effectuate a cure, if curable;

(c)           any breach of the confidentiality, non-competition or non-solicitation covenants in any agreement between the Participant and Company (or an Affiliate of the Company); and

(d)           if there are no confidentiality, non-competition and non-solicitation covenants in any employment, confidentiality, non-competition, severance or other agreement between the Participant and the Company (or an Affiliate of the Company) directly or indirectly:

(i)            disclosing, divulging, furnishing or making available to any Person, except as necessary in the furtherance of Participant’s responsibilities to the Company or any of its Affiliates, any knowledge or information with respect to confidential or proprietary information, methods, processes, plans or materials of the Company or any of its Affiliates, or with respect to any other confidential or proprietary aspects of the Business, acquired by the Participant at any time prior to the Participant’s Termination;

(ii)           engaging in, or assisting any Person to engage in (in each case, other than on behalf of the Company or any of its Affiliates), the Business in the Covered Area (other than by passive ownership of less than 1% of the outstanding voting securities of any corporation or other entity whose securities are traded on a nationally recognized securities exchange or market);

(iii)          (x) soliciting, or endeavoring to entice away from, the Company or any of its Affiliates, (y) employing, hiring or engaging, or (z) interfering with the business relationship of the Company or any of its Affiliates with, any Person who is then, or was within the 12 months preceding such action, an employee or independent contractor of the Company or any of its Affiliates; or

(iv)          (x) soliciting, or endeavoring to entice away from, the Company or any of its Affiliates, (y) endeavoring to reduce the business conducted with the Company or any of its Affiliates by, or (z) interfering with the business relationship of the Company or any of its Affiliates with, any Person who is then, or was within the 12 months preceding such action, a customer, client, distributor, dealer, supplier, vendor, consultant or service provider of, or other Person having business relations with, the Company or any of its Affiliates.

2.24        “Disability” means with respect to a Participant’s Termination, a “total disability” as defined under the Company’s Long-Term Disability Plan in effect at the time of the disability.  If the Company does not have a Long-Term Disability Plan in effect at the time of the disability or, for Awards subject to Section 409A of the Code that are payable on a disability, if the foregoing definition does not comply with Section 409A of the Code, “Disability” shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.25        “Effective Date” means the effective date of the Plan as defined in Article XV.

2.26        “Eligible Employee” means each employee of the Company or one of its Affiliates.

2.27        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.  Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.28        “Exercisable Awards” has the meaning set forth in Section 4.2(d).

2.29        “Fair Market Value” means, unless otherwise required by any applicable provision of the Code, with respect to a share of any class of Common Stock or other security, as of any date, (i) if such class of Common Stock or other security is not then traded on an established securities market, the fair market value of a share of such class of Common Stock or other security as reasonably determined by the Committee in good faith, taking into account any applicable requirements of Section 422 or 409A of the Code; provided, that, if the Committee’s determination is not based on the appraisal of a nationally recognized independent valuation firm  as of a date that is within the 12 month period preceding the date of the Committee’s determination, the Participant may require the Committee to retain a nationally recognized independent valuation firm to determine the Fair Market Value, and the Company will bear all expenses with respect thereto; or (ii) if such class of Common Stock or other security is then traded on an established securities market, the closing price reported on the principal market on which such class or security is traded on such date or, if there is no sale of such class of Common Stock or other security on such date, then on the last previous date on which there was a sale.

2.30        “Family Member” means with respect to any natural Person, (i) such Person’s spouse, parents, parents-in-law, descendants, nephews, nieces, brothers, sisters, brothers-in-law, sisters-in-law and children-in-law, (ii) such Person’s heirs, legatees, beneficiaries or devisees and (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or other owners of which consist entirely of such Person or such other Persons referred to in clauses (i) and (ii) above.

2.31        “Good Reason” with respect to a Participant’s voluntary Termination of Employment shall have the meaning ascribed to such term under an employment or similar agreement in effect between the Company or an Affiliate of the Company and the Participant; provided, that with regard to any agreement under which the definition of “good reason” only applies upon an occurrence of a change in control, such definition of “good reason” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.  Unless otherwise provided in an Award Agreement, a Participant shall not have “Good Reason” in the absence of an agreement defining such term.

2.32        “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries or its Parent (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.33        “Initial Public Offering” means an initial public offering of common stock of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8, any similar successor form or another form used for a purpose similar to the intended use for such forms).

2.34        “Joinder Agreement” means a joinder agreement (or similar agreement) to the Stockholders Agreement or any similar joinder agreement to a stockholders agreement (or similar agreement) entered into by the Company after the Effective Date.

2.35        “Lead Underwriter” means the lead underwriter or underwriters of any public offering of Common Stock.

2.36        “Lock-Up Period” has the meaning set forth in Section 14.18.

2.37        “Non-Employee Director” means a non-employee director of the Company as defined in Rule 16b-3.

2.38        “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.39        “Operating Company Securities” means the securities of The Neiman Marcus Group, Inc. (or any successor thereto) generally entitled to vote in the election of directors of the board of directors of The Neiman Marcus Group, Inc. (or any successor thereto).

2.40        “Other Stock-Based Award” means an Award under Article VIII of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including an Award valued by reference to an Affiliate.

2.41        “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.42        “Participant” means an Eligible Employee, Consultant or Non-Employee Director to whom an Award has been granted pursuant to the Plan.

2.43        “Permitted Holder” means (i) the stockholders of the Company immediately following the consummation of the Merger and their respective Affiliates and Permitted Transferees, (ii) any Person who becomes as an Institutional Stockholder (as defined in the Stockholders Agreement), within six months following the consummation of the Merger, and (iii) any group consisting solely of such Persons described in (i) and (ii).

2.44        “Permitted Transferee” means:

(a)           with respect to a Participant or any stockholder of the Company who is a natural Person, a Family Member of such Person;

(b)           with respect to any stockholder of the Company that is an investment fund, an investment partnership or an investment account, any Related Person of such stockholder; and

(c)           with respect to any stockholder of the Company that is an entity and to which clause (b) above is not applicable, any controlled Affiliate of such stockholder so long as such transferee remains a controlled Affiliate of such stockholder of the Company following the applicable Transfer.

2.45        “Person” means any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision).

2.46        “Plan” means this NM Mariposa Holdings, Inc. Management Equity Incentive Plan, as amended from time to time.

2.47        “Registration Date” means the first date after the Effective Date (a) on which the Company consummates an Initial Public Offering or (b) any class of common equity securities of the Company is registered under Section 12 of the Exchange Act.

2.48        “Related Person” means, with respect to any Person, (a) an Affiliate of such Person, (b) any investment manager, investment advisor, managing member or general partner of such Person, (c) any investment fund, investment partnership, investment account or other investment Person whose investment manager, investment advisor, managing member or general partner is such Person or a Related Person of such Person, and (d) any equity investor, member, partner or officer of such Person.

2.49        “Repurchase Period” means, unless otherwise determined by the Committee at the time of grant (and subject to Section 13.1(d)):

(a)           with respect to any shares of Common Stock (1) in the event of a Participant’s Termination for Cause, voluntary Termination without Good Reason, or the discovery that the Participant engaged in Detrimental Activity during the period of employment or service or the one-year period following Termination (or, if later, the period from the date of Termination to the end of any non-competition or non-solicitation period in any agreement between the Participant and the Company or an Affiliate of the Company), 180 days from the date of Termination (or, if later, 180 days from the date of discovery by the Company that the Participant engaged in Detrimental Activity), and (2) in the event of a Participant’s Termination for any other reason, the 90-day period beginning on (A) the date of such Participant’s Termination or, if later (B) the last date on which the Participant exercised a Stock Option; and

(b)           with respect to any unexercised Stock Option, the period between the date of the Participant’s Termination and such time as the Stock Option expires, terminates or is forfeited according to its terms.

2.50        “Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions under Article VII.

2.51        “Restriction Period” has the meaning set forth in Section 7.1(b).

2.52        “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.53        “Section 4.2 Event” means any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization or other change in capital structure of the Company, or an extraordinary cash dividend.

2.54        “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulation or other official guidance promulgated thereunder.

2.55        “Section 409A Covered Awards” has the meaning set forth in Section 14.20.

2.56        “Securities Act” means the Securities Act of 1933, and all rules and regulations promulgated thereunder.  Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.57        “Stock Option” means any option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.58        “Stockholders Agreement” means the Stockholders Agreement, dated October 25, 2013, by and among the Company, Ares, CPPIB and the other stockholders party thereto, as the same may be amended, modified, supplemented or replaced from time to time.

2.59        “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.60        “Ten Percent Stockholder” means an individual described in Section 422(b) of the Code.

2.61        “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.62        “Termination of Consultancy” means:  (a) that the Participant is no longer acting as a consultant to the Company or one of its Affiliates; or (b) that an entity that is retaining a Participant as a Consultant ceases to be an Affiliate of the Company unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another of its Affiliates at the time the entity ceases to be an Affiliate of the Company.  If a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.63        “Termination of Directorship” means that a Participant has ceased to be a Non-Employee Director.  If a Participant becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until such Participant has a subsequent Termination of Employment or Termination of Consultancy, as the case may be.

2.64        “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) that an entity that is employing a Participant ceases to be an Affiliate of the Company, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate of the Company at the time the entity ceases to be an Affiliate of the Company.  If an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.65        “Transfer” means: (a) when used as a noun, any direct or indirect transfer, offer, sale, assignment, pledge, lease, donation, grant, gift, bequest, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, offer, sell, assign, pledge, lease, donate, grant, gift, bequest, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferable” and “Transferred” shall each have a correlative meaning.

2.66        “Transition Period” means the period beginning with the Registration Date and ending as of the earlier of: (i) the date of the first annual meeting of stockholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Registration Date occurs; and (ii) the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2).

2.67        “Unit” means one share of Class A Common Stock and one share of Class B Common Stock.

2.68        “Voting Securities” means the securities of the Company generally entitled to vote in the election of directors of the Board.

ARTICLE III

ADMINISTRATION

3.1          The Committee.  The Plan shall be administered and interpreted by the Committee.

3.2          Grants of Awards.  Subject to the terms and conditions hereof, the Committee shall have full authority to grant Awards to Eligible Employees, Consultants and Non-Employee Directors.  Without limiting the foregoing, the Committee shall have the authority, in accordance with the terms of the Plan:

(a)           to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)           to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c)           to determine the number of shares, and class, of Common Stock to be covered by each Award granted hereunder;

(d)           to determine the terms and conditions of any Award granted hereunder (including the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof);

(e)           to determine whether and under what circumstances the exercise price of any Stock Option may be paid in cash or Common Stock under Section 6.3(d);

(f)            to determine whether and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants to exercise Awards or to purchase or pay for shares of Common Stock issuable pursuant to Awards under the Plan; provided, that (i) on and after the Registration Date executive officers and directors are not eligible to receive such loans, and (ii) all outstanding loans with executive officers and directors shall be repaid before the Registration Date;

(g)           to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(h)           to determine at the time of grant whether to require a Participant, as a condition of the granting of any Stock Option, not to Transfer shares of Common Stock acquired pursuant to the exercise of a Stock Option for a period of time as determined by the Committee, following the date of acquisition of such shares of Common Stock;

(i)            to modify, extend or renew an Award, subject to Article XI and Section 6.3(f); and

(j)            generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

The Committee may (i) designate employees of the Company and its Affiliates and advisors (including counsel and consultants) to assist the Committee in the administration of the Plan, (ii) rely upon any opinion received from any such advisor and (iii) to the extent permitted by applicable law and applicable exchange rules, grant authority to officers or employees of the

Company and its Affiliates to grant Awards or execute agreements or other documents on behalf of the Committee.  Without limiting the foregoing, the Board or the Committee may (to the extent permitted by applicable law and applicable exchange rules) delegate to the Chief Executive Officer, to a committee of officers or employees of the Company or one of its Subsidiaries, or to a committee of one or more members of the Board, the authority to grant Awards pursuant to the terms of the Plan covering (1) up to such number of shares of Common Stock per individual, per year, as the Board or the Committee shall determine, to officers and employees of the Company and its Subsidiaries and Affiliates who are neither (i) subject to Section 16 of the Exchange Act, nor (ii) “covered employees” within the meaning of Code Section 162(m)(3) and (2) up to such number of shares of Common Stock per individual as the Board or the Committee shall determine, as an inducement to an individual to accept an offer of employment, including Awards to individuals who may become, upon accepting an offer of employment, (i) officers of the Company and its Subsidiaries and Affiliates who are subject to Section 16 of the Exchange Act, or (ii) “covered employees” within the meaning of Code Section 162(m)(3).  Any such delegation so made shall be consistent with recommendations made by the Committee to the Board regarding non-Chief Executive Officer compensation, incentive-compensation plans and equity-based plans.  When such delegation is so made by the Committee, the Chief Executive Officer or such committee shall have the authority of the Committee described in Sections 3.2(a), 3.2(b), 3.2(c) and 3.2(d) with respect to the granting of such Awards; provided, that the Committee may limit or qualify the authority under any such delegation in any manner it deems appropriate.

3.3          Guidelines.  Subject to Article XI, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan.  The Committee may adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.  To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4          Decisions Final.  Any decision, interpretation, determination, evaluation, election, approval, authorization, appointment, consent or other action made or taken by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan or any agreement relating to an Award or the Plan, shall be within the sole and absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants, Permitted Transferees and their respective heirs, executors, administrators, successors and assigns.  Nothing in the Plan shall obligate the Company, the Board or the Committee (or any of its members) to treat any Participants alike, and the exercise of any power or discretion by any such Person with respect to any Participant shall not create any obligation on the part of such Person to take any similar action in the case of any other Participant; it being understood that any power or discretion of the Company, the Board or the Committee (or any of its members) shall be treated as having been so conferred as to each Participant separately.

3.5          Procedures.  If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the Bylaws of the Company, at such times and places as it shall deem advisable, including by telephone conference or by written consent to the extent permitted by applicable law.  A majority of the Committee members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.  Any decision or determination reduced to writing and signed by all the Committee members in accordance with the Bylaws of the Company, shall be as fully effective as if it had been made by a vote at a meeting duly called and held.  The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6          Limitation of Liability; Indemnification.

(a)           The Committee, its members and any Person designated pursuant to Section 3.3 shall not be liable for any action or determination made in good faith with respect to the Plan.  To the maximum extent permitted by applicable law, no officer or former officer of the Company or any of its Affiliates or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(b)           To the maximum extent permitted by applicable law and the Certificate of Incorporation and Bylaws of the Company and to the extent not covered by insurance directly insuring such Person, each officer and employee of the Company or any of its Affiliates, and each member and former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former officer’s, employee’s or member’s own fraud or bad faith.  Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former employees, officers, directors or members may have under applicable law or under the Certificate of Incorporation or Bylaws of the Company or any of its Affiliates.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV

SHARE LIMITATIONS

4.1          General Limitations.

(a)           The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted under the Plan, including with respect to Incentive Stock Options, shall not exceed 236,278 shares of Class A Common Stock and 236,278 shares of Class B Common Stock (subject, in each case, to any increase or decrease pursuant to Section 4.2), which numbers include all shares of Class A Common Stock and Class B Common Stock subject to Stock Options assumed, converted and granted in connection with the Merger.  Such shares may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both.  If any Award granted under the Plan expires, terminates or, is canceled or forfeited for any reason (in the case of any Stock Option, without having been exercised in full), the number of shares of Common Stock underlying such Award (in the case of any Stock Option, to the extent unexercised) shall again be available for issuance under the Plan.  To the extent that a distribution pursuant to a Stock Option is made in cash, the share reserve shall be reduced by the number of shares of Common Stock bearing a value equal to the amount of the cash distribution as of the time that such amount was determined.  Shares of Common Stock tendered to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award that was exercised or that created the tax obligation) shall be added back to the number of shares available for the future grant of Awards, other than with respect to the grant of Incentive Stock Options.  No fractional shares of Common Stock shall be issued under the Plan.

(b)           Individual Participant Limitations. Following the expiration of the Transition Period, to the extent required by Section 162(m) of the Code for Awards under the Plan to qualify as “performance-based compensation,” the maximum number of shares of Common Stock that may be made subject to Stock Options, Restricted Stock or Other Stock-Based Awards denominated in shares of Common Stock granted to each Eligible Employee or Consultant during any fiscal year of the Company is 179,278 shares of Class A Common Stock and 179,278 shares of Class B Common Stock per type of Award (subject to increase or decrease pursuant to Section 4.2); provided, that the maximum number of shares of Common Stock for all types of Awards during any fiscal year of the Company that may be granted to each Eligible Employee or Consultant is 179,278 shares of Class A Common Stock and 179,278 shares of Class B Common Stock (subject to increase or decrease pursuant to Section 4.2).

4.2          Changes.

(a)           The existence of the Plan and the Awards granted hereunder shall not affect the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure, (ii) any merger or consolidation of the Company or any of its Affiliates, (iii) any issuance of bonds, debentures, preferred stock or Common Stock, (iv) the dissolution or liquidation of the Company or any of its Affiliates, (v) any Transfer of all or part of the assets or business of the Company or any of its Affiliates, (vi) any Section 4.2 Event or (vii) any other corporate act or proceeding.

(b)           Subject to the provisions of this Section 4.2(b), in the event of any Section 4.2 Event then (i) the aggregate number and kind of shares that thereafter may be issued under the Plan, (ii) the number and kind of shares or other property (including cash) subject to any Award or to be issued upon exercise of an outstanding Stock Option granted under the Plan and (iii) the purchase or exercise price thereof, in each case, shall be appropriately adjusted consistent with such change in a manner intended to preserve the value of the Award to the extent reasonably practicable, as the Committee may determine, or the Committee may provide for the payment of cash or other property as the Committee may determine.  Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants, Permitted Transferees and their respective heirs, executors, administrators, successors and assigns.  In connection with any Section 4.2 Event in which Ares and CPPIB are receiving cash or other property in exchange for substantially all of their Units, the Committee may provide for the cancellation of any outstanding Awards and payment in cash or other property in exchange therefor, in a manner intended to provide substantially similar economic value and to be exempt from or comply with Section 409A of the Code.  Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of any class of securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or Transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c)           Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be eliminated at the time of such adjustment by rounding-down for any fractional shares.  Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d)           In connection with an Acquisition Event, the Committee may terminate all outstanding and unexercised Stock Options or other Awards that provide for a Participant elected exercise (“Exercisable Awards”), effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least ten days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise his or her Exercisable Awards that are then outstanding, whether or not vested as of the date on which such notice of termination is delivered (or, at the discretion of the Committee, without regard to any limitations on exercisability otherwise contained in the Award agreements), contingent upon and subject to the occurrence of the Acquisition Event, and, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.  If the Acquisition Event does take place after giving such notice, any Exercisable Awards not exercised prior to the date of the consummation of such Acquisition Event shall be forfeited simultaneous with the consummation of the Acquisition Event.  For the avoidance of doubt, in the event of an Acquisition Event, the Committee may terminate any Exercisable Award for which the exercise price is equal to or exceeds the Fair Market Value of the Common Stock subject to such Exercisable Award on the date of such termination, without payment of consideration therefor.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Exercisable Awards pursuant to this Section 4.2(d), then the applicable provisions of Section 4.2(b) and Article X shall apply.

4.3          Minimum Purchase Price.  Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY AND GENERAL REQUIREMENTS FOR AWARDS

5.1          General Eligibility.  All current Eligible Employees, Non-Employee Directors and Consultants and prospective Eligible Employees, Consultants and Non-Employee Directors are eligible to be granted Non-Qualified Stock Options, Restricted Stock and Other Stock-Based Awards.  Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.

5.2          Incentive Stock Options.  Only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan.  Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.

5.3          General Requirement.  The granting, vesting and exercise of Awards granted to a prospective Eligible Employee, Consultant or Non-Employee Director are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director.  No Award may be granted to a prospective Eligible Employee, Consultant or Non-Employee Director unless the Company determines that the Award will comply with applicable laws, including the securities laws of all relevant jurisdictions.

5.4          Unless the Committee provides otherwise in an Award agreement, all actions with respect to any Award shall apply to an equal number of shares of Class A Common Stock and Class B Common Stock, including the granting of Awards, the exercise of Stock Options, the Transfer of Awards, the repurchase of Common Stock and the repurchase of Stock Options.

ARTICLE VI

STOCK OPTIONS

6.1          Stock Options.  Each Stock Option granted under the Plan shall be either: (a) an Incentive Stock Option; or (b) a Non-Qualified Stock Option.

6.2          Grants.  Subject to Section 5.2, the Committee may grant to any Eligible Employee, Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.  To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify, shall constitute a separate Non-Qualified Stock Option.  The Committee may grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options.

6.3          Terms of Stock Options.  Stock Options granted under the Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall determine:

(a)           Exercise Price.  The exercise price per share of Common Stock or Unit subject to a Stock Option shall be determined by the Committee on the date of the grant; provided, that the per share exercise price of a Stock Option or Unit shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value thereof on the date of the grant, unless such Stock Option is being converted by reason of a corporate transaction within the meaning of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) issued under Section 409A of the Code, in which case the exercise price of the Stock Option shall be determined in accordance with the requirements of Section 424 of the Code to the extent required by Section 409A of the Code.

(b)           Stock Option Term.  The term of each Stock Option shall be fixed by the Committee; provided, that (i) no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; and (ii) the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years.

(c)           Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant.  If the Committee provides, that any Stock Option is exercisable subject to certain limitations (including that such Stock Option is exercisable only in installments or within certain time periods or upon the attainment of certain financial results or other criteria), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine.  In the event that an employment agreement between the Company or any of its Affiliates and a Participant provides for a vesting schedule that is more favorable than the vesting schedule provided in the form of

Stock Option award agreement, the vesting schedule in such employment agreement shall govern; provided, that such agreement is in effect on the date of grant and applicable to the specific Stock Option.  Unless otherwise determined by the Committee at grant,

(i)            if the Participant engages in Detrimental Activity during the period of employment or service or the one-year period following Termination (or, if later, the period from the date of Termination to the end of any non-competition or non-solicitation period in any agreement between the Participant and the Company or any Affiliate of the Company) and prior to the exercise of a Stock Option, all Stock Options then held by the Participant shall thereupon terminate;

(ii)           as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise, in a manner acceptable to the Company, that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity; and

(iii)          if the Participant engages in Detrimental Activity during the one-year period commencing on the date of the Participant’s Termination (or, such longer period as may be provided in the applicable Award agreement or during which the Participant is subject to any non-competition or non-solicitation provision in an agreement between the Participant and the Company or an Affiliate of the Company), the Company shall be entitled to recover from the Participant at any time within one year after the end of such one-year period, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise of the Stock Option (whether at the time of exercise or thereafter).

(d)           Method of Exercise.  Subject to any installment exercise and waiting period provisions that apply under subsection (c) above, to the extent vested, a Stock Option may be exercised in whole or in part at any time and from time to time during the Stock Option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock or Units to be acquired.  Such notice shall be accompanied by (x) a Joinder Agreement executed by the holder thereof to the extent the Participant has not previously executed a Joinder Agreement and (y) payment in full of the exercise price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price, to the extent authorized by the Committee; or (iii) on such other terms and conditions as may be acceptable to the Committee.  No shares of Common Stock or Units shall be issued until payment therefor, as provided herein, has been made or provided for.  Notwithstanding the foregoing, in the event that an Award agreement provides for the exercise of a Stock Option (or a portion thereof) that is contingent upon and subject to the consummation of a Tag-Along Sale (as such term may be defined in the Stockholders Agreement), payment of the applicable portion of the exercise price shall be made in full upon consummation of such sale.

(e)           Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the Common Stock or Units with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.  In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option.  Should any provision of the Plan not be necessary for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(f)            Form, Modification, Extension and Renewal of Stock Options.  Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided, that (x) the rights of a Participant are not reduced or adversely affected without his or her consent and (y) such action does not subject the Stock Options to Section 409A of the Code), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor.  Notwithstanding the foregoing, after the Registration Date an outstanding Stock Option may not be modified to reduce the exercise price thereof and a new Stock Option at a lower price may not be substituted for a surrendered Stock Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(g)           Early Exercise.  The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock or Units subject to the Stock Option prior to the full vesting of the Stock Option and such shares or Units shall be subject to certain restrictions as determined by the Committee and be treated as Restricted Stock.  Any unvested shares of Common Stock or Units so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(h)           Other Terms and Conditions.  Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate, as set forth in a Stock Option grant agreement.

ARTICLE VII

RESTRICTED STOCK

7.1          Awards of Restricted Stock.  (a)  Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the Eligible Employees, Consultants and Non-Employee Directors to whom, and the time or times within which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards.  The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets or such other factors as the Committee may determine.

Unless otherwise determined by the Committee at grant, each Award of Restricted Stock shall provide that in the event the Participant engages in Detrimental Activity prior to, or during the one-year period (or such longer period as may be provided in the applicable Award agreement) after, any vesting of Restricted Stock, the Committee may direct that all unvested Restricted Stock shall be immediately forfeited to the Company and that the Participant shall pay over to the Company an amount equal to the Fair Market Value on the date of vesting of any Restricted Stock that had vested in the period referred to above.

(b)           Restriction Period.  The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement and such agreement shall set forth a vesting schedule and any events that would accelerate vesting of the shares of Restricted Stock.  Within these limits, based on service or such other factors or criteria as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award.

7.2          Awards and Certificates.  An Eligible Employee, Consultant and Non-Employee Director selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award.  Further, such Award shall be subject to the following conditions:

(a)           Purchase Price.  The purchase price (if any) of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(b)           Acceptance.  Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the

Committee has designated thereunder and all applicable withholding taxes due upon the granting and acceptance of the Award (if any) in accordance with the provisions of Section 14.4.  The Participant must also deliver an executed Joinder Agreement as contemplated by Section 14.6, to the extent the Participant has not previously executed a Joinder Agreement.

(c)           Legend.  Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock.  Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the NM Mariposa Holdings Inc. (the “Company”) Management Equity Incentive Plan (as amended from time to time), and an Award agreement entered into between the registered owner and the Company dated                           .  Copies of such Plan and Award agreement are on file at the principal office of the Company.”

(d)           Custody.  The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(e)           Rights as Stockholder.  Except as provided in this subsection and subsection (d) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares.  Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee specifies otherwise at the time of the Award.

(f)            Lapse of Restrictions.  If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant.  The legend referred to in subsection (c) above shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.  Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1          Other Awards.  The Committee is authorized to grant to Eligible Employees, Consultants and Non-Employee Directors Other Stock-Based Awards, including shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, deferred stock units, and Awards valued by reference to the value of shares of Common Stock.  The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance criteria or such other factors as the Committee may determine.  The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.  Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under this Plan.

Subject to the provisions of this Plan, the Committee shall have authority to determine the Eligible Employees, Consultants and Non-Employee Directors, to whom, and the time or times at which, such Awards shall be made, the number of shares, and class, of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards.  To the extent permitted by law, the Committee may permit Eligible Employees or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under this Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be in a manner intended to comply with Section 409A of the Code.

8.2          Terms and Conditions.  Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a)           Non-Transferability.  Subject to the applicable provisions of the Award agreement and this Plan, neither Other Stock-Based Awards nor the shares of Common Stock subject to them may be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)           Dividends.  Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and this Plan, the recipient of an Other Stock-Based Award shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c)           Vesting.  Any Other Stock-Based Award and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee.

(d)           Price.  Common Stock issued on a bonus basis pursuant to an Other Stock-Based Award may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right pursuant to an Other Stock-Based Award shall be priced, as determined by the Committee.

(e)           Payment.  Form of payment for the Other Stock-Based Award shall be specified in the Award agreement.

ARTICLE IX

NON-TRANSFERABILITY AND TERMINATION OF
EMPLOYMENT/CONSULTANCY/DIRECTORSHIP

9.1          Non-Transferability

(a)           Except as otherwise specifically provided herein, (i) no Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and (ii) all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.    Any attempt to Transfer Stock Options other than in accordance with the provisions of this Section 9.1 shall be void.

(b)           Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Non-Qualified Stock Option is Transferable to a Family Member of a Participant, in whole or in part and in such circumstances, and under such conditions, as specified by the Committee; provided, that such Transfer shall not be effective unless and until the Company shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws.  A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Stock Option agreement.

(c)           All Awards Transferred to a Family Member (and all shares of Common Stock and Units acquired upon the exercise of a Stock Option and held by a Family Member) shall be subject to the terms of the Plan and the applicable Stock Option agreement.

(d)           In the event of a Participant’s death, the Committee may require the transferee of a Participant to supply it with written notice of the Participant’s death and to supply it with a copy of the will or such other evidence as the Committee deems necessary to establish the validity of the Transfer of a Stock Option.  The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(e)           Prior to the Registration Date or such other date determined by the Committee, no Participant shall Transfer any shares of Common Stock acquired pursuant to an Award.  Notwithstanding the foregoing, a Participant shall have the right to Transfer such shares of Common Stock to a Family Member who takes the shares subject to the terms of the Plan and applicable Award agreement, the Stockholders Agreement and any other existing stockholders agreement to which the Company is a party; provided, that such Transfer shall not be effective unless and until the Company shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is exempt from or not subject to the provisions of Section 5 of the Securities Act and any other applicable securities laws.  Any attempt to Transfer any shares of Common Stock other than in accordance with the provisions of this Section 9.1 shall be void and immediately cancelled.

(f)            No Award shall in any manner be liable for, or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such Award, or be subject to attachment or legal process for or against such Person.

9.2          Termination.  Unless otherwise determined by the Committee at grant, the following shall apply in the event of a Termination of a Participant:

(a)           Rules Applicable to Stock Options.

(i)            Termination by Reason of Death or Disability.  If a Participant’s Termination is by reason of death or Disability, all Stock Options that were granted to such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant, or Family Member to whom such Stock Options were Transferred (or, in the case of death, by the legal representative of the Participant’s estate), at any time within a period of one year after the date of such Termination, but in no event later than the expiration of the stated term of such Stock Options, after which time such Stock Options automatically shall terminate.

(ii)           Involuntary Termination Without Cause or for Good Reason.  If a Participant’s Termination is by involuntary termination without Cause or, if applicable, by the Participant for Good Reason, all Stock Options that were granted to such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant, or Family Member to whom such Stock Options were Transferred, at any time within a period of 90 days after the date of such Termination, but in no event later than the expiration of the stated term of such Stock Options, after which time such Stock Options automatically shall terminate.

(iii)          Termination for Cause; Voluntary Termination without Good Reason.  If a Participant’s Termination: (1) is for Cause, (2) is a voluntary Termination by the Participant after the occurrence of an event that would be grounds for a Termination for Cause or (3) is a voluntary Termination by the

Participant without Good Reason, all Stock Options, whether vested or not vested, that were granted to such Participant shall automatically terminate on the date of such Termination.

(iv)          Unvested Stock Options.  Stock Options that were granted to a Participant and are not vested as of the date of such Participant’s Termination for any reason shall terminate on the date of such Termination.

(b)           Rules Applicable to Restricted Stock.  Unless otherwise determined by the Committee at grant or thereafter, during the relevant Restriction Period, upon a Participant’s Termination for any reason, all Restricted Stock that was granted to such Participant and still subject to restriction shall be forfeited.

(c)           Rules Applicable to other Stock-Based Awards.  The effect of a Participant’s Termination on any Other Stock-Based Award shall be as provided in the applicable Award agreement.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1        Except as otherwise provided by the Committee in an Award agreement, in the event of a Change in Control after the Effective Date, the Committee may, but shall not be obligated to:

(a)           accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award;

(b)           cancel Awards for fair value (as determined by the Committee) which, in the case of Stock Options or other Exercisable Awards may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Stock Options or other Exercisable Awards (or, if no consideration is paid in any such transaction, the Fair Market Value of the shares of Common Stock subject to such Stock Options or other Exercisable Awards on the date of such cancellation) over the aggregate exercise price of such Stock Options or Awards;

(c)           provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Award previously granted hereunder as determined by the Committee; or

(d)           if such Change in Control is an Acquisition Event, take any of the actions permitted by Section 4.2(d).

ARTICLE XI

TERMINATION OR AMENDMENT

11.1        Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code as described below), or suspend or terminate it entirely, retroactively or otherwise; provided, that (x) if the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, are adversely affected, the consent of such Participant shall be required, and (y) without the approval of the stockholders of the Company entitled to vote in accordance with applicable law, no amendment may be made that would:

(a)           increase the aggregate number of shares of Common Stock that may be issued under the Plan (other than due to an adjustment under Section 4.2);

(b)           change the classification of individuals eligible to receive Awards under the Plan;

(c)           decrease the minimum exercise price of any Stock Option;

(d)           extend the maximum Stock Option period under Section 6.3;

(e)           award any Stock Option in replacement of a canceled Stock Option with a higher exercise price, except in accordance with Section 6.3(f); or

(f)            require stockholder approval in order for the Plan to continue to comply with Section 422 of the Code to the extent applicable to Incentive Stock Options or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

11.2        The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, subject to Article IV; provided, that no such amendment or other action by the Committee shall adversely affect the rights of any holder without the holder’s consent.  Notwithstanding anything herein to the contrary, the Board or the Committee may amend the Plan or any Award granted hereunder at any time without a Participant’s consent to comply with Section 409A of the Code or any other applicable law.  Nothing in the Plan is intended to provide a guarantee of particular tax treatment to any Participant.

ARTICLE XII

UNFUNDED PLAN

12.1        The Plan is intended to constitute an “unfunded” plan.  With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

RIGHT OF REPURCHASE

13.1        Company’s Right to Repurchase.

(a)           Repurchase of Common Stock.  Unless otherwise determined by the Committee at grant, in the event of a Participant’s Termination for any reason, the Company shall have the right, but not the obligation, to repurchase (or to cause one of its designees to repurchase) from the Participant (or his or her transferee), at the repurchase price set forth in Section 13.1(a)(i) or 13.1(a)(ii), as applicable, any or all shares of Common Stock or Units acquired (whether before or after Termination) pursuant to the exercise of any Stock Option granted to such Participant.

(i)            In the event of Termination for Cause, voluntary Termination without Good Reason, or the discovery by the Company that the Participant engaged in Detrimental Activity during the period of employment or service or the one-year period following Termination (or, if later, the period from the date of Termination to the end of any non-competition or non-solicitation period in any agreement between the Participant and the Company or any Affiliate of the Company), the repurchase price shall be, with respect to each share of Common Stock or Unit, as the case may be, the lesser of (1) the per share or Unit, as the case may be, exercise price of such Stock Option and (2) the Fair Market Value of a share or Unit, as the case may be, on the date of Termination.

(ii)           In the event of Termination for any other reason, the repurchase price shall be, with respect to each share of Common Stock or Unit, as the case may be, the Fair Market Value thereof on the date of Termination.

(b)           Repurchase of Unexercised Stock Options.  Unless otherwise determined by the Committee at grant, in the event of a Participant’s Termination for any reason, the Company shall have the right, but not the obligation, to repurchase (or to cause one or more of its designees to repurchase) from the Participant (or his or her transferee) any or all of any unexercised portion of each Stock Option granted to such Participant, that is not terminated in accordance with the terms hereof or thereof.  The repurchase price for each Stock Option under this Section 13.1(b) shall be the product of (1) the excess (if any) of the Fair Market Value of a Unit (or, if applicable, share of Common Stock) on the date of Termination over the per Unit (or, if applicable, share of

Common Stock) exercise price of such Stock Option multiplied by (2) the number of Units (or, if applicable, shares of Common Stock) covered by the Stock Option being repurchased.  For the avoidance of doubt, upon such repurchase, such Stock Option shall no longer be exercisable.

(c)           To exercise the repurchase rights described in Sections 13.1(a) and 13.1(b), the Company (or one or more of its designees) shall deliver a written notice to the Participant (or his or her transferee) during the Repurchase Period, which notice shall set forth the securities to be repurchased, and the approximate date on which such repurchase is to be consummated, which date shall be not more than 90 days after the date of such notice (subject to clause (d) below).  Prior to the date of consummation of the repurchase, the Company (or one or more of its designees) shall deliver to the Participant (or his or her transferee) a written notice specifying the applicable repurchase price for the securities being purchased.  On the date of consummation of the repurchase, (1) the Company (or one or more of its designees) will pay the Participant (or his or her transferee) the applicable repurchase price in cash or, in the Company’s discretion and to the extent not prohibited by law, by cancellation of undisputed indebtedness of the Participant to the Company or any of its Affiliates or any combination thereof, and (2) the Participant (and his or her transferee) shall (x) cooperate with the Company to cause any certificates evidencing the shares being purchased that are being held in escrow by the Company to be delivered to the Company or its designee or (y) deliver the certificates evidencing the shares being purchased, duly endorsed in blank by the Person in whose name the certificate is issued or accompanied, free and clear of any liens, and with stock (or equivalent) transfer taxes affixed.  The Company may exercise the repurchase rights described in Sections 13.1(a) and 13.1(b) upon one or more occasions at any time during the applicable Repurchase Period.

(d)           The Repurchase Period and the date on which any repurchase is to be consummated may be extended by the Company at any time when repurchase by the Company (or its designee) (1) is prohibited pursuant to applicable law, (2) is prohibited under any debt or financing agreement of the Company or any of its Subsidiaries or, unless otherwise specified in the applicable Award agreement, (3) could result in adverse accounting, tax or financial consequences for the Company, in each case as determined by the Company.

13.2        Other Restrictions.  The Committee may provide in the applicable Award agreement repurchase rights (including rights that differ from those in Section 13.1) or rights of first refusal or rights of first offer at the time of grant (or, thereafter, if no rights of the Participant are reduced) as it may decide.

13.3        Effect of Registration.  Notwithstanding the foregoing, the Company shall cease to have rights of repurchase, rights of first refusal or rights of first offer pursuant to this Article XIII on and after the Registration Date.

ARTICLE XIV

GENERAL PROVISIONS

14.1        Legend.  The Committee may require each Person receiving shares of Common Stock pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that such Person is acquiring the shares without a view to distribution thereof and such other securities law related representations as the Committee shall request.  In addition to any legend required by the Plan, the certificates and book entry accounts for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates and book entry accounts for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national automated quotation system on which the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2        Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.3        No Right to Employment/Consultancy/Directorship.  Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any of its Affiliates, or shall limit in any way the right of the Company or any of its Affiliates by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

14.4        Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, the minimum Federal, state or local taxes statutorily required to be withheld.  Upon the vesting of Restricted Stock (or any other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay the minimum statutorily required withholding taxes to the Company.  Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable to the Participant or by delivering shares of Common Stock already owned by the Participant.  Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

14.5        Listing and Other Conditions.

(a)           Unless otherwise determined by the Committee, if at any time the Common Stock is listed on a national securities exchange or national automated quotation system, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system.  The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Award with respect to such shares shall be suspended until such listing has been effected.

(b)           If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful, result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction or violate the rules of any established securities exchange, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Award shall be suspended until, in the opinion of said counsel, such sale or delivery will be lawful, will not result in the imposition of excise taxes on the Company and will not violate the rules of any established securities exchange.

(c)           Upon termination of any period of suspension under this Section 14.5, an Award affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)           A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.6        Stockholders Agreement and Other Requirements.  Each recipient of shares of Common Stock or Units pursuant to an Award shall be subject to the Stockholders Agreement.  The Plan and the operation and administration of the Plan (including any action taken by the Committee) shall be subject to the terms and conditions set forth in the Stockholders Agreement, to the greatest extent permissible under applicable law.  As a condition to the receipt of shares of Common Stock pursuant to an Award, the Participant (or his or her transferee) shall execute and deliver a Joinder Agreement and all such other documentation as required by the Committee.

14.7        Governing Law.  All matters arising out of or relating to the Plan, the actions taken in connection herewith and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

14.8        Construction.  Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.  As used herein, (i) “or” shall mean “and/or” and (ii) “including” or “include” shall mean “including, without limitation.”  Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.

14.9        Other Benefits.  No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.10      Costs.  The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to any Award granted hereunder.

14.11      No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and Awards granted to individual Participants need not be the same.

14.12      Section 16(b) of the Exchange Act.  On and after the Registration Date, all elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3.  The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.13      Severability of Provisions.  If at any time any of the provisions of the Plan shall be held invalid or unenforceable or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over the Plan, and the provisions of the Plan, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.

14.14      Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.15      Securities Act Compliance.  Except as the Company or Committee shall otherwise determine, the Plan is intended to comply with Section 4(2) or Rule 701 of the Securities Act.

14.16      Successors and Assigns.  The Plan shall be binding on all successors and permitted assigns of a Participant, including the estate of such Participant and the executor, administrator or trustee of such estate.

14.17      Payment to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent Person or other Person incapable of receipt thereof shall be deemed paid when paid to such Person’s guardian or to the party providing or reasonably appearing to provide for the care of such Person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.18      Agreement. Unless otherwise specified in the applicable Award agreement, as a condition to the grant of an Award, if requested by the Company or the Lead Underwriter, a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise Transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-up Period”).  The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter or the Company to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to a Stock Option until the end of such Lock-up Period.

14.19      No Rights as Stockholder.  Subject to the provisions of the Award agreement, no Participant or Permitted Transferee shall have any rights as a stockholder of the Company with respect to any Award until such individual becomes the holder of record of the shares of Common Stock underlying the Award.

14.20      Section 409A of the Code.  Although the Company does not guarantee to a Participant the particular tax treatment of any Award, all Awards are intended to comply with, or be exempt from, the requirements of Section 409A of the Code and the Plan and any Award agreement shall be limited, construed and interpreted in accordance with such intent.  To the extent that any Award constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “Section 409A Covered Award”), it is intended to be paid in a manner that will comply with Section 409A of the Code.  In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code.  Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to Section 409A Covered Awards:

(a)           A termination of employment shall not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of a Section 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean separation from service.  Notwithstanding any provision to the contrary in the Plan or the Award, to the extent applicable, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the

Company from time to time, or if none, the default methodology set forth in Section 409A of the Code, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (ii) the date of the Participant’s death.  All payments delayed pursuant to this Section 14.20(a) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s separation from service or, if earlier, on the date of the Participant’s death.

(b)           With respect to any payment pursuant to a Section 409A Covered Award that is triggered upon a Change in Control, unless otherwise provided in the Award agreement at grant, the settlement of such Award shall not occur until the earliest of (i) the Change in Control if such Change in Control constitutes a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code, (ii) the date such Award otherwise would be settled pursuant to the terms of the applicable Award agreement and (iii) the Participant’s “separation from service” within the meaning of Section 409A of the Code, subject to Section 14.20(a).

(c)           For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments under the Plan or pursuant to an Award shall be treated as a right to receive a series of separate and distinct payments.

(d)           Whenever a payment under the Plan or pursuant to an Award specifies a payment period with reference to a number of days (e.g., “payment shall be made within 30 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

14.21      Consideration.  Awards may be awarded in consideration for past services actually rendered to the Company or an Affiliate of the Company for its benefit; provided, that in the case of an Award to be made to a new Eligible Employee, Non-Employee Director, or Consultant who has not performed prior services for the Company or an Affiliate of the Company, the Company will require payment of the par value of the Common Stock by cash or check in order to ensure proper issuance of the shares in compliance with the Delaware General Corporation Law.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan is effective October 25, 2013, contingent upon the consummation of the Merger, the date of the Plan’s adoption by the Board and the approval of the Plan by the stockholders of the Company in compliance with the Delaware General Corporation Law.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may, and the Committee’s authority to administer the terms of such Awards shall, extend beyond that date.